                                                                      Exhibit 2


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                                  THIS AMENDED AND RESTATED
                                             REGISTRATION RIGHTS AGREEMENT (the
                                             "Agreement") is dated as of May 28,
                                             1999, among Guitar Center, Inc., a
                                             Delaware Corporation (the
                                             "Company"), and the Shareholders
                                             (as defined below).

                                    RECITALS:

                  WHEREAS, the predecessor to the Company by merger, Guitar Center Management Company, Inc., a California corporation, entered into a Registration Rights Agreement (the "Original Registration Rights Agreement"), dated as of June 5, 1996 among it and the shareholders identified on the signature pages thereto governing the terms and conditions upon which the Company was obligated to register certain of its equity securities under the Securities Act (as defined below).

                  WHEREAS, by operation of Rule 144 and Rule 144(k) promulgated under the Securities Act, the only remaining "Shareholders" subject to the Original Registration Rights Agreement are Chase Venture Capital Associates, L.P., Wells Fargo Small Business Investment Company, Inc., Weston Presidio Capital II, L.P., Larry Thomas, Marty Albertson, and certain trusts and other related entities associated with Messrs. Thomas and Albertson (collectively, the "Remaining Shareholders").

                  WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 13, 1999, between the Company, EMIC Acquisition Corporation, Musician's Friend, Inc. ("MFI") and the stockholders of MFI, each of whom is identified on Annex I thereto, the Company is issuing shares of its common stock to the former stockholders of MFI in a transaction exempt from registration under the Securities Act (all such shares of Common Stock to be issued pursuant to the Merger Agreement being referred to as the "MFI Shares"). Upon the terms and subject to the conditions of this Agreement, the Company desires to agree to register the MFI Shares for resale under the Securities Act.

                  WHEREAS, the Remaining Shareholders along with the Company have the authority, pursuant to Section 18(f) of the Original Registration Rights Agreement, to amend that agreement, and desire to exercise that authority to amend and restate the Original Registration Rights Agreement in order to include the MFI Shares in the amended and restated agreement, thereby providing a single, unified agreement governing the registration obligations of the Company.

                                   AGREEMENT:

                  NOW THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Shareholders hereby agree as follows:

         1. DEFINITIONS.

                  As used in this Agreement, the following terms have the following meanings:

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

                  "Commission" means the Securities and Exchange Commission or any other governmental body or agency succeeding to the functions thereof.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Demand Registration" means a registration requested by a Shareholder or group of Shareholders pursuant to Section 2 or Section 4.

                  "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Majority Of Registering Shareholders" means, with respect to a registration that includes Registrable Shares, those Shareholders who, at the time in question, hold at least a majority of the Registrable Shares included or proposed to be included in such registration.

                  "Majority Of Shareholders" means those Shareholders who at the time in question hold at least a majority of the Registrable Shares then held by all Shareholders.

                  "Majority Of MFI Shareholders" means those MFI Shareholders who at the time in question hold at least a majority of the Registrable Shares then held by all Shareholders.

                  "Material Transaction" means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such Subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

                  "MFI Shareholder" means a Shareholder who holds Restricted Shares that constitute MFI Shares.

                  "MOU" means that certain Amended and Restated Memorandum of Understanding and Stock Option Agreement dated as of December 30, 1996.

                  "Other Securities" means at any time those shares of Common Stock or other securities convertible into, or exchangeable for, shares of Common Stock and which do not constitute Primary Shares or Registrable Shares.

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury or any security convertible into or exchangeable for unissued shares of Common Stock.

                  "Prospectus" means the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Public Offering" means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

                  "Registrable Shares" means Restricted Shares that constitute Common Stock.

                  "Registration Date" means the date upon which the Registration Statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale in a Public Offering shall have been declared effective by the Commission.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Restricted Shares" means shares of Common Stock, and includes
(i) shares of Common Stock which may be issued as a dividend or distribution,
(ii) any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock, and (iii) any securities received in respect of the foregoing (including securities described in Section 13), in each case in clauses (i) through (iii) which at any time are held by the Shareholders. As to any particular Restricted Shares, such Restricted Shares shall cease to be Restricted Shares when (A) they have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (B) they, along with all Restricted Shares of a Shareholder, may be sold or distributed pursuant to Rule 144 by such Shareholder within a three-month period, (C) they have been otherwise transferred and new certificates or other evidences of ownership for them not bearing a restrictive legend and not subject to any stop transfer order or other restriction on transfer have been delivered by the Company or the issuer of other securities issued in exchange for the Restricted Shares, or (D) they have ceased to be outstanding.

                  "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

                  "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Shareholders" means, collectively, each of the Shareholders listed on the signature pages hereto, and includes any successor to, of Restricted Shares or transferee of Restricted Shares of, any such Person who or which agrees in writing to be treated as a Shareholder hereunder and to be bound by the terms and comply with all applicable provisions hereof (including without limitation any Person who may acquire shares of Common Stock pursuant to the
MOU).

                  "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

         2. REQUIRED REGISTRATION.

            (a) Subject to Sections 2(b) and 2(d), if the Company shall be requested by (i) a Majority of Shareholders at any time or (ii) by a majority of MFI Shareholders at any time prior to the first anniversary of the date of this Agreement, to effect the registration under the Securities Act of Registrable Shares, the Company shall use its reasonable best efforts promptly to effect the registration under the Securities Act of the Registrable Shares which the Company has been so requested to register.

            (b) Promptly after receiving such request pursuant to Section 2(a) above, the Company shall provide written notice thereof to all Shareholders (other than the Shareholders that made the request pursuant to Section 2(a) above). Any Shareholder may, within 15 Business Days of the date of such notice by the Company, give written notice to the Company that such Shareholder wishes to participate in the proposed registration and shall specify the number of Registrable Shares such Shareholder desires to include in such registration.

            (c) Anything contained in Section 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect any registration under the Securities Act pursuant to Section 2(a) except in accordance with the following provisions:

                (i) the Company shall not be obligated to file and cause to become effective any Registration Statement during any period in which any other Registration Statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

                (ii) the Company may delay the filing or effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 2 if at the time of such request (A) the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 3 or (B) a Material Transaction exists at such time, provided that the Company may only so delay the filing or effectiveness of a particular Registration Statement once pursuant to this Section 2(c)(ii);

                (iii) at any time prior to the effectiveness of a Registration Statement, the Company may, in its sole discretion, convert a registration pursuant to Section 2 into a registration pursuant to
         Section 3, in which case the provisions (including those governing inclusion of shares) set forth in Section 3 shall apply and such registration so converted will not count as a registration pursuant to this Section 2;

                (iv) with respect to any registration pursuant to this Section 2, the Company may include in such registration any Primary Shares, Other Securities and/or other securities; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares, Other Securities and/or other securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares; Primary Shares, Other Securities and/or other securities proposed to be included in such registration shall be included in the following order:

                    (A) FIRST, all Registrable Shares requested to be included in such registration by (1) the Majority of Shareholders or Majority of MFI Shareholders (as the case may be) who requested such registration pursuant to Section 2(a) and (2) the other Shareholders who requested the inclusion of their Registrable Shares in such registration pursuant to Section 2(b), pro rata among all such Shareholders based on the number of Registrable Shares owned by each such Shareholder;

                    (B) SECOND, the Primary Shares;

                    (C) THIRD, the Other Securities; and

                    (D) FOURTH, other securities requested to be registered
              pursuant to agreements providing registration rights to other Persons;

                (v) at any time before the Registration Statement covering Registrable Shares becomes effective, the Shareholder or group of Shareholders which requested such registration pursuant to Section 2(a) may request the Company to withdraw or not to file the Registration Statement; and

                (vi) the Company may, at its sole option, elect to satisfy a request for a Demand Registration pursuant to Section 2(a) on Form S-2 or Form S-3 promulgated under the Securities Act (or any successor forms thereto), if such forms are then available to the Company.

             (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to register any MFI Shares under this Agreement (whether under Section 2, 3 or 4) except as follows: (i) forty percent (40%) of the MFI Shares shall constitute Registrable Shares for all purposes of this Agreement (the "Base Shares"); and (ii) MFI Shares in excess of the Base Shares may constitute Registrable Shares hereunder if, but only if, approved in advance by the Chairman of the Board of the Company in writing, it being understood that such approval may be granted or withheld by the Chairman in his sole, absolute and binding discretion, and which approval may be granted on any number of shares as determined by the Chairman. The right to register shall be pro rata among all MFI Shareholders; provided, however, that if any MFI Shareholder does not participate to the full extent of its pro rata share, then the participating MFI Shareholders shall have the right to register that amount of additional shares. The Base Shares must include the shares contained in the Tax Audit Escrow Fund (as defined in the Merger Agreement), which must also be the first shares of the Base Shares registered and sold hereunder.

         3. PIGGYBACK REGISTRATION.

                  If the Company at any time proposes for any reason to register (whether for itself or others) any of its securities under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) other than pursuant to Section 2 hereof, it shall promptly give written notice to the Shareholders of its intention to so register such shares and, upon the written request, delivered to the Company within 15 Business Days after the date of such notice by the Company, of the Shareholders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its reasonable best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of any or all Registrable Shares and other securities requested to be included in such registration would materially interfere with the successful marketing (including pricing) of the Primary Shares or other securities proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares, Other Securities and other securities proposed to be included in such registration shall be included in the following order:

            (a) FIRST, in the case of a registration proposed by the Company for its own account (including by operation of Section 2(c)(iii)), all securities proposed by the Company to be sold for its own account, or in the case of any securities initially proposed to be registered by the Company for the accounts of other Persons pursuant to the exercise of demand registration rights granted pursuant to an applicable registration rights agreement between the Company and such other Person, the securities requested to be registered by such Person but only in such amount and to the extent required by such agreement;

            (b) SECOND, such Registrable Shares requested to be included in such registration pursuant to this Agreement and any securities required to be included in such registration by other Persons who have incidental registration rights, on a pro rata basis with respect to each type of security.

         4. REGISTRATIONS ON FORM S-3.

            (a) Anything contained in Section 2 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each Shareholder (acting alone or with other Shareholders) shall have the right to request in writing registration of Registrable Shares on Form S-3 or such successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof,
(ii) state the intended method of disposition of such Registrable Shares and
(iii) relate to Registrable Shares having an anticipated aggregate gross offering price (before underwriting discounts and commissions) of at least $5,000,000, and upon receipt of any such request, the Company shall use its reasonable best efforts promptly to effect the registration under the Securities Act of the Registrable Shares so requested to be registered; provided that the Company shall not be obligated to effect more than two registrations under the Securities Act pursuant to this Section 4(a) in any twelve month period.

            (b) Promptly after receiving such request pursuant to Section 4(a) above, the Company shall provide written notice thereof to all Shareholders (other than the Shareholder(s) that made the request pursuant to Section 4(a) above). Any Shareholder may, within 15 Business Days of the date of the notice from the Company, give written notice to the Company that such Shareholder wishes to participate in the proposed registration and shall specify the number of Registrable Shares such Shareholder desires to include in such registration.

            (c) The provisions of Section 2(c) are incorporated into this
Section 4 by reference, with each reference to Section 2 (or any subsection or clause thereof) being a reference to this Section 4 (or the corresponding subsection or clause hereof).

         5. HOLDBACK AGREEMENT.

            (a) If the Company at any time shall register its securities under the Securities Act for sale to the public pursuant to an underwritten offering (excluding a registration initiated pursuant to Section 4), to the extent the following restrictions are legally permitted, the Shareholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any securities of the Company similar to those being registered (other than securities included in such registration) without the prior written consent of the Company, for a period designated by the Company in writing to the Shareholders, which period shall not begin earlier than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than 90 days after the closing of the sale of securities pursuant to such Registration Statement. The Company shall obtain the agreement of any Person permitted to sell securities in a registration to be bound by and to comply with this Section 5 with respect to such registration as if such Person was a Shareholder hereunder. The restriction contained in this paragraph may be enforced by the entry of stop transfer instructions with the Company's transfer agent.

            (b) If the Company at any time pursuant to Section 2 of this Agreement shall register under the Securities Act Registrable Shares held by Shareholders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of a Majority of Shareholders, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities (other than issuances pursuant to compensatory plans, issuances made in connection with acquisitions, issuances the Company is obligated to make pursuant to commitments made prior to such holdback period or securities included in such registration), for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than 60 days after the closing of the sale of shares pursuant to such Registration Statement.

         6. PREPARATION AND FILING.

            (a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of, and keep effective a Registration Statement for, any Registrable Shares, the Company shall, as expeditiously as practicable:

                (i) use its reasonable best efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 90 days (extended for such period of time as the Shareholders are required to discontinue disposition of Registrable Shares pursuant to Section 6(b) below) or until all of such Registrable Shares have been disposed of (if earlier);

                (ii) furnish, at least five Business Days before filing a Registration Statement that relates to the registration of such Registrable Shares, a Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or Prospectus, to one counsel (the "Shareholders' Counsel") selected by a Majority of Registering Shareholders, copies of all such documents proposed to be filed (it being understood that such five business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Shareholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                (iii) notify the Shareholders whose Registrable Shares are included therein of the effectiveness of such Registration Statement and prepare and promptly file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to (A) keep such Registration Statement effective for at least a period of 90 days (extended for such period of time as Shareholders are required to discontinue disposition of Registrable Shares pursuant to Section 6(b) below) or until all of such Registrable Shares have been disposed of (if earlier), (B) correct any statements or omissions if any event with respect to the Company shall have occurred as a result of which any such Registration Statement or Prospectus as then in effect would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading, and (C) comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                (iv) notify in writing the Shareholders' Counsel, and the Shareholders whose Registrable Shares may be included in such Registration Statement, promptly of (A) the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or Prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) the receipt by the Company of any notification or written information with respect to the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose (and the Company shall use its reasonable best efforts to prevent the issuance thereof or, if issued, to obtain its withdrawal) and (C) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                (v) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such domestic jurisdictions as the Shareholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Shareholders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause (v) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board determines to be contrary to the best interests of the Company;

                (vi) furnish to the Shareholders holding such Registrable Shares such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Shareholders may legally require and may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                (vii) use its reasonable best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Shareholders holding such Registrable Shares to consummate the disposition of such Registrable Shares;

                (viii) notify the Shareholders holding such Registrable Shares on a timely basis at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 6(a), of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and furnish to such Shareholders a reasonable number of copies of, and file with the Commission, a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (ix) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the Shareholders holding Registrable Shares requested to be included in such registration, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector, in each case as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such Registration Statement; provided, however, that any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement or Prospectus, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or, upon the written advice of counsel, is otherwise required by law, or (C) such Information has been made generally available to the public, and the Shareholders agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                (x) use its reasonable best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters to the extent such a letter may be obtained under then-prevailing guidelines applicable to independent certified public accountants;

                (xi) use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form naming the Shareholders as additional addressees or parties who may rely thereon;

                (xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                (xiii) issue to any underwriter to which the Shareholders holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                (xiv) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Shares for inclusion on the Nasdaq Stock Market;

                (xv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 1 l(a) of the Securities Act; and

                (xvi) use its reasonable best efforts to take all other steps necessary to effect the registration of, and maintain an effective Registration Statement with respect to, such Registrable Shares contemplated hereby.

            (b) Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 6(a)(viii) or Section 7 hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(viii) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Registrable Shares at the time of receipt of such notice.

         7. SUSPENSION.

                  Anything contained in this Agreement to the contrary notwithstanding, the Company may, by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the "Suspension Period"), the use of any Prospectus included in a Registration Statement filed under Section 2, 3 or 4 hereof if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under
Section 13 of the Exchange Act). The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

         8. EXPENSES.

                  All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 8) incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filings with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Shareholders' Counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

         9. INDEMNIFICATION.

            (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Shares, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (each such indemnified Person being referred to herein as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in or incorporated by reference in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse the Indemnified Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any such Indemnified Person to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final

Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Indemnified Person from whom the Person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final Prospectus had been made available to such Indemnified Person and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

            (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares being registered shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a) above) the Company, each director of the Company, each officer of the Company who shall have signed such Registration Statement, each agent, underwriter, broker or other Person acting on behalf of the Company, each other holder of Registrable Shares or Other Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by or on behalf of such holder specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 9(a) or (b), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the indemnified party's failure to give such notice shall not release, relieve or in any way affect the indemnifying party's obligation hereunder to indemnify the indemnified party unless and only to the extent that the rights of the indemnifying party are prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its selection so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based on the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses reasonably incurred by counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 9.

            (d) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein (other than as a result of the applicability of the two provisos in Section 9(a)), then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indenmifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         10. UNDERWRITING AGREEMENT.

            (a) Notwithstanding the provisions of Sections 5, 6, 8 and 9, to the extent that the Company and at least the Majority of Registering Shareholders shall enter into an underwriting or similar agreement that contains provisions which conflict with any provision of any such Sections, the provisions contained in such agreement shall control with respect to such underwritten offering.

            (b) If any registration pursuant to Section 2 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

            (c) No Shareholder may participate in any registration hereunder that is underwritten unless such Shareholder agrees to (i) sell such Shareholder's Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements approved by the Company and the Majority of Registering Shareholders (which approval shall not be unreasonably withheld by such Shareholders) and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Shareholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         11. NOMINEES FOR BENEFICIAL OWNERS.

                  In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election by written notice to the Company effective upon receipt by the Company, be treated as a Shareholder for purposes of any request or other action by any Shareholder pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Shares held by any Shareholder contemplated by this Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Shares. Prior to receipt by the Company of written notice contemplated hereby, any action taken by any nominee shall be binding upon any such beneficial owner.

         12. INFORMATION BY HOLDER.

                  The Shareholders shall furnish to the Company such written information regarding the Shareholders and the distribution proposed by the Shareholders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         13. EXCHANGE ACT COMPLIANCE.

                  From the Registration Date or such earlier date as a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Shareholders in supplying such information as may be necessary for the Shareholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         14. MERGERS, Etc.

                  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to include the shares of common stock, if any, that the Shareholders would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization; provided, however, that, to the extent the Shareholders receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Securities."

         15. NEW CERTIFICATES.

                  As expeditiously as possible after the effectiveness of any Registration Statement filed pursuant to this Agreement, the Company will deliver in exchange for any legended certificate evidencing Restricted Shares so registered, new stock certificates not beating any restrictive legends, provided that in the event less than all of the Restricted Shares evidenced by such legended certificate are registered, the holder thereof agrees that a new certificate evidencing such unregistered shares will be issued beating the appropriate restrictive legend.

         16. NO CONFLICT OF RIGHTS; SELECTION OF UNDERWRITER.

                  The Company shall not, at any time after the date hereof, grant any registration rights that conflict with, or have any priority over, the registration rights granted hereby. In any Public Offering, the managing underwriter shall be a nationally recognized investment banking finn chosen by the Board.

         17. TERMINATION.

                  This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

         18. MISCELLANEOUS.

            (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Shareholders and, subject to Section 18(b), the respective successors and assigns of the Company and the Shareholders. Except as otherwise expressly provided in Sections 2, 3 and 5, this Agreement is not intended to create any third party beneficiaries.

            (b) Assignment. Each Shareholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Shareholder, whereupon such purchaser or transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such purchaser or transferee was originally included in the definition of a Shareholder and had originally been a party hereto. For purposes of this Agreement, any trust, charitable foundation, family partnership or similar entity that is a transferee of Mr. Thomas or Mr. Albertson shall be considered a Shareholder under this Agreement provided they counterpart of this Agreement as contemplated by the immediately preceding sentence.

            (c) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            (d) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect hereto and thereto.

            (e) Notices. All communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier guaranteeing next day delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address below or such other address as such party may hereafter designate in writing:

                  if to the Company, to:

                                Guitar Center, Inc.
                                5155 Clareton Drive
                                Agoura Hills, CA 91362
                                Attention: Chief Executive Officer
                                Telecopier: (818) 735-8833;

                  with copies to:

                                Guitar Center, Inc.
                                5155 Clareton Drive
                                Agoura Hills, California 91362
                                Attention: General Counsel
                                Telecopier: (818) 735-8833

                  and to:

                                Latham & Watkins
                                135 Commonwealth Drive
                                Menlo Park, California 94025
                                Attention: Anthony J. Richmond, Esq.
                                Telecopier: (650) 463-2600

and if to any Shareholder, to such Shareholder at the address indicated on the signature pages hereto.

                All such notices, requests, consents and other communications shall be deemed to have been given and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth Business Day after the posting thereof.

            (f) Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Majority of Shareholders; provided, however, that no such modification, amendment or waiver that would treat any Shareholder in a non-ratable, discriminatory manner shall be made without the prior written consent of such Shareholder; and provided, further, that a modification, amendment or waiver to Section 2(d) shall require only the consent of the Company and the Majority of MFI Shareholders proposing to participate in a given registration. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the fight of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The Shareholders, to the fullest extent permitted by applicable laws, release the members of the Board from any and all claims for breach of fiduciary duty arising out of the application of this Section 18(1).

            (g) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            (h) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

            (i) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            (j) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (k) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

            (l) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

            (m) Approval of Amendment and Restatement. By execution of this Agreement, the undersigned, constituting all holders of Registrable Securities under the Original Registration Rights Agreement, hereby approve the amendment and restatement of that agreement made by this Agreement.

                            (Signature pages follow)

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the date first written above.

                                       GUITAR CENTER, INC.



                                       By:
                                           ------------------------------------
                                           Larry Thomas
                                           Co-Chief Executive Officer

                                       CHASE VENTURE CAPITAL ASSOCIATES,
                                       L.P.

                                       By:  Chase Capital Partners
                                            Its General Partner



                                       By:
                                           ------------------------------------
                                           A General Partner


                                       Address for Notice:

                                       380 Madison Avenue, 12th Floor
                                       New York, New York 10017
                                       Attention: Chief Administrative Officer
                                       Telecopy: (212) 622-3101

                                       WESTON PRESIDIO CAPITAL II, L.P.

                                       By: Weston Presidio Capital Management
                                           II, L.P., Its General Partner



                                       By:
                                           ------------------------------------
                                           Michael P. Lazarus
                                           General Partner


                                       Address for Notice:

                                           343 Sansome Street, Suite 1210
                                           San Francisco, California 94104
                                           Attention: Michael P. Lazarus
                                           Telecopy: (415) 398-0990

                                       WELLS FARGO SMALL BUSINESS INVESTMENT
                                       COMPANY, INC.



                                       By:
                                           ------------------------------------
                                           Steven W. Burge
                                           Managing Director


                                       Address for Notice:

                                           Norwest Equity Partners
                                           333 South Grand Avenue, Suite 1200
                                           Los Angeles, California 90071
                                           Attention: Steven W. Burge
                                           Telecopy: (213) 621-2623

                                       ----------------------------------------
                                       Larry Thomas



                                       Address for Notice:


                                                     --------------------------

                                                     --------------------------
                                                     Telecopy:
                                                              -----------------


                                       ----------------------------------------
                                       Marty Albertson



                                       Address for Notice:


                                                     --------------------------

                                                     --------------------------
                                       Telecopy:
                                                -------------------------------

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT



THE MFI STOCKHOLDERS


AMAZING GRACE FOUNDATION



By:
   ------------------------------------
   Robert V. Eastman
   Trustee



By:
   ------------------------------------
   DeAnna L. Eastman
   Trustee


THE EMMANUEL FOUNDATION



By:
   ------------------------------------
   Allen J. Dinardi
   Trustee



By:
   ------------------------------------
   Sheraine Dinardi
   Trustee

MIDAS TOUCH INVESTMENTS TRUST



By:
   ------------------------------------
   Robert V. Eastman
   Trustee



By:
   ------------------------------------
   DeAnna L. Eastman
   Trustee


STERLING INVESTMENTS TRUST



By:
   ------------------------------------
   Allen J. Dinardi
   Trustee



By:
   ------------------------------------
   Sheraine Dinardi
   Trustee

SYRINGA INVESTMENTS TRUST



By:
   ------------------------------------
   Maxine E. Jackson
   Trustee



By:
   ------------------------------------
   Robert V. Eastman
   Trustee

EIGER MOUNTAIN REAL ESTATE TRUST



By:
   ------------------------------------
   Robert V. Eastman
   Trustee



By:
   ------------------------------------
   DeAnna L. Eastman
   Trustee


PROMISE LAND REAL ESTATE DEVELOPMENT TRUST



By:
   ------------------------------------
   Allen J. Dinardi
   Trustee



By:
   ------------------------------------
   Shemine Dinardi
   Trustee

MUSICIAN'S FRIEND TRUST



By:
   ------------------------------------
   Robert V. Eastman
   Trustee



By:
   ------------------------------------
   DeAnna L. Eastman
   Trustee



By:
   ------------------------------------
   Allen J. Dinardi
   Trustee